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Exhibit 10.53

STOCK PLEDGE AGREEMENT

        THIS STOCK PLEDGE AGREEMENT ("Pledge Agreement"), dated January 26, 2004, is by AEGIS COMMUNICATIONS GROUP, INC., a Delaware corporation ("Parent"), with its chief executive office at 7880 Bent Branch Drive, Suite 150, Irving, Texas 75063 and certain of its subsidiaries signatory hereto (collectively, with Parent, "Pledgors" and each individually a "Pledgor") to and in favor of WELLS FARGO FOOTHILL, INC., a California corporation, as the arranger and administrative agent for the Lenders (as defined below), having an office at One Boston Place, 18th floor, Boston, Massachusetts 02108 ("Agent") and the Lenders from time to time party to the Loan Agreement referred to below ("Lenders" and together with Agent, collectively "Pledgee"). All capitalized terms used herein and not defined shall have the meanings given to them in the Loan Agreement (as defined below).

W I T N E S S E T H:

        WHEREAS, each Pledgor is now the direct and beneficial owner of all of the issued and outstanding shares of capital stock of each of the corporations (each individually, an "Issuer" and collectively, "Issuers") described below its name on Exhibit A hereto and made a part hereof (the "Pledged Securities"); and

        WHEREAS, Pledgee, Pledgors and certain additional subsidiaries of Parent, including Issuers, have entered into or are about to enter into financing arrangements pursuant to which Pledgee may make loans and advances and provide other financial accommodations to Pledgors and certain of their affiliates (collectively, with Pledgors, "Borrowers") as set forth in the Loan and Security Agreement, of even date herewith, by and among Borrowers, the financial institutions from time to time party thereto as lenders ("Lenders") and Agent (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement") and other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto, including, but not limited to, this Pledge Agreement (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the "Loan Documents"); and

        WHEREAS, in order to induce Pledgee to enter into the Loan Agreement and the other Loan Documents and to make loans and advances and provide other financial accommodations to Pledgor pursuant thereto, Pledgors have agreed to secure the payment and performance of the Obligations (as hereinafter defined) to Pledgee and to accomplish same by (i) executing and delivering to Pledgee this Pledge Agreement, (ii) delivering to Pledgee the Pledged Securities which are registered in the respective names of Pledgors, together with appropriate stock powers duly executed in blank by each Pledgor as appropriate, and (iii) delivering to Pledgee any and all other documents which Pledgee deems necessary to protect its interests hereunder,

        NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Pledgor hereby agrees as follows:

        1.    GRANT OF SECURITY INTEREST

        As collateral security for the prompt performance, observance and indefeasible payment in full of all of the Obligations (as hereinafter defined), each Pledgor hereby assigns, pledges, hypothecates, transfers and sets over to Pledgee, and grants to Pledgee, a security interest in and lien upon (a) the Pledged Securities owned by such Pledgor, together with all cash dividends, stock dividends, interests, profits, redemption rights, warrants, subscription rights, stock, securities options, substitutions, exchanges and other distributions now or hereafter distributed by Issuers or which may hereafter be delivered to the possession of such Pledgor or Pledgee with respect thereto, (b) such Pledgor's records with respect to the foregoing, and (c) the proceeds of all of the foregoing (all of the foregoing being collectively referred to herein as the "Pledged Property").

        2.    OBLIGATIONS SECURED

        The security interests, liens and other interests granted to Pledgee pursuant to this Pledge Agreement shall secure the prompt performance and payment in full of any and all obligations, liabilities and indebtedness of every kind, nature and description owing by Borrowers to Pledgee and/or its affiliates, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under the Loan Agreement, this Pledge Agreement, or any of the other Loan Documents or the "Bank Product Agreements" (as defined in the Loan Agreement), whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Loan Agreement or after the commencement of any case with respect to any Pledgor or any Borrower under the United States Bankruptcy Code or any similar statute (including, without limitation, the payment of interest and other amounts which would accrue and become due but for the commencement of such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and however acquired by Pledgee (all of the foregoing being collectively referred to herein as the "Obligations").

        3.    REPRESENTATIONS, WARRANTIES AND COVENANTS

        Each Pledgor hereby represents, warrants and covenants with and to Pledgee the following (all of such representations, warranties and covenants being continuing so long as any of the Obligations are outstanding):

          (a)   The Pledged Securities of such Pledgor are duly authorized, validly issued, fully paid and non-assessable (except as otherwise required by law) shares of the capital stock of Issuers and constitute such Pledgor's entire interest in Issuers and are not registered, nor has such Pledgor authorized the registration thereof, in the name of any person or entity other than such Pledgor or Pledgee.

          (b)   The Pledged Property is directly, legally and beneficially owned by such Pledgor, free and clear of all claims, liens, pledges and encumbrances of any kind, nature or description, except for the pledge and security interest in favor of Pledgee and the pledges and security interests permitted under the Loan Agreement, except for liens permitted under the Loan Agreement.

          (c)   The Pledged Property is not subject to any restrictions relative to the transfer thereof, except to the extent the Pledged Securities are subject to restrictions on their transferability arising under or relating to compliance with the federal and applicable state securities laws ("Securities Laws Restrictions") and pursuant to the Loan Documents, and such Pledgor has the right to transfer and hypothecate the Pledged Property free and clear of any liens, encumbrances or restrictions other than Securities Laws Restrictions.

          (d)   The Pledged Property is duly and validly pledged to Pledgee and no consent or approval of any governmental or regulatory authority or of any securities exchange or the like that has not already been obtained, nor any consent or approval of any other third party, was or is necessary to the validity and enforceability of this Pledge Agreement.

          (e)   Such Pledgor authorizes Pledgee to: (i) store, deposit and safeguard such Pledged Property, (ii) perform any and all other acts which Pledgee in good faith deems reasonable and/or necessary for the protection and preservation of such Pledged Property or its value or Pledgee's security interest therein, including, without limitation, transferring, registering or arranging for the transfer or registration of such Pledged Property to or in Pledgee's own name and receiving the income therefrom as additional security for the Obligations and (iii) pay any charges or expenses which Pledgee deems necessary for the foregoing purpose, but without any obligation to do so. Any obligation of Pledgee for reasonable care for the Pledged Property in Pledgee's possession shall be limited to the same degree of care which Pledgee uses for similar property pledged to Pledgee by other persons.

          (f)    If such Pledgor shall become entitled to receive or acquire, or shall receive any stock certificate, or option or right with respect to the stock of Issuers (including without limitation, any certificate representing a dividend or a distribution or exchange of or in connection with reclassification of the Pledged Securities) whether as an addition to, in substitution of, or in exchange for any of the Pledged Property or otherwise, such Pledgor agrees to accept same as Pledgee's agent, to hold same in trust for Pledgee and to deliver same forthwith to Pledgee or Pledgee's agent or bailee in the form received, with the endorsement(s) of such Pledgor where necessary and/or appropriate powers and/or assignments duly executed to be held by Pledgee or Pledgee's agent or bailee subject to the terms hereof, as further security for the Obligations.

          (g)   Such Pledgor shall not, without the prior consent of Pledgee, directly or indirectly, sell, assign, transfer, or otherwise dispose of, or grant any option with respect to the Pledged Property, nor shall such Pledgor create, incur or permit any further pledge, hypothecation, encumbrance, lien, mortgage or security interest with respect to the Pledged Property, except for liens permitted to exist with respect to the Pledged Property under the Loan Agreement.

          (h)   So long as no Event of Default (as hereinafter defined) has occurred and is continuing, such Pledgor shall have the right to vote, execute written consents, grant proxies and otherwise exercise all corporate rights with respect to its Pledged Securities, except as expressly prohibited herein, and to receive and, subject to any prohibition contained in the Loan Agreement, to use any cash dividends payable in respect of such Pledged Securities.

          (i)    Such Pledgor shall not permit Issuers, directly or indirectly, to issue, sell, grant, assign, transfer or otherwise dispose of, any additional shares of capital stock of Issuers or any option or warrant with respect to, or other right or security convertible into, any additional shares of capital stock of Issuers, now or hereafter authorized, unless all such additional shares, options, warrants, rights or other such securities are made and shall remain part of the Pledged Property subject to the pledge and security interests granted herein.

          (j)    Such Pledgor shall pay all charges and assessments of any nature against the Pledged Property or with respect thereto prior to said charges and/or assessments being delinquent.

          (k)   Pledgors shall promptly reimburse Pledgee on demand, together with interest at the highest rate then applicable to the indebtedness of Pledgors to Pledgee set forth in the Loan Agreement, for any charges, assessments or expenses paid or incurred by Pledgee in its discretion for the protection, preservation and maintenance of the Pledged Property and the enforcement of Pledgee's rights hereunder, including, without limitation, attorneys' fees and legal expenses incurred by Pledgee in seeking to protect, collect or enforce Pledgee's rights in the Pledged Property or otherwise hereunder.

          (l)    Pledgors shall furnish, or cause to be furnished, to Pledgee such information concerning Issuers and the Pledged Property as Pledgee may from time to time reasonably request in good faith, including, without limitation, current financial statements.

          (m)  Pledgee may notify Issuers or the appropriate transfer agent of the Pledged Securities to register the security interest and pledge granted herein and honor the rights of Pledgee with respect thereto.

          (n)   Such Pledgor waives: (i) all rights to require Pledgee to proceed against any other person, entity or collateral or to exercise any remedy, (ii) the defense of the statute of limitations in any action upon any of the Obligations, (iii) any right of subrogation or interest in the Obligations or Pledged Property until all Obligations have been paid in full, (iv) any rights to notice of any kind or nature whatsoever, unless specifically required in this Pledge Agreement or non-waivable under any applicable law, and (v) to the extent permissible, its rights under Section 9-207 of the Uniform Commercial Code. Each Pledgor agrees that the Pledged Property, other collateral, or any other guarantor or endorser may be released, substituted or added with respect to the Obligations, in whole or in part, without releasing or otherwise affecting the liability of any Pledgor, the pledge and security interests granted hereunder, or this Pledge Agreement. Pledgee is entitled to all of the benefits of a secured party set forth in Section 9-207 of the New York Uniform Commercial Code.

        4.    EVENTS OF DEFAULT

        The occurrence or existence of any Event of Default under and as defined in the Loan Agreement is referred to herein individually as an "Event of Default," and collectively as "Events of Default."

        5.    RIGHTS AND REMEDIES

        At any time an Event of Default exists or has occurred and is continuing, in addition to all other rights and remedies of Pledgee, whether provided under this Pledge Agreement, the Loan Agreement, the other Loan Documents, applicable law or otherwise, Pledgee shall have the following rights and remedies which may be exercised without notice to, or consent by, Pledgors except as such notice or consent is expressly provided for hereunder:

          (a)   All Obligations shall become immediately due and payable, without notice or demand as provided in the Loan Agreement.

          (b)   Pledgee, at its option, shall be empowered to exercise its continuing right to instruct the Issuers (or the appropriate transfer agent of the Pledged Securities) to register any or all of the Pledged Securities in the name of Pledgee or in the name of Pledgee's nominee on the stock transfer books of the appropriate Issuers and Pledgee may complete, in any manner Pledgee may deem expedient, any and all stock powers, assignments or other documents heretofore or hereafter executed in blank by Pledgors or any individual Pledgor and delivered to Pledgee. After said instruction, and without further notice, Pledgee shall have the exclusive right to exercise all voting and corporate rights with respect to the Pledged Securities and other Pledged Property, and exercise any and all rights of conversion, redemption, exchange, subscription or any other rights, privileges, or options pertaining to any shares of the Pledged Securities or other Pledged Property as if Pledgee were the absolute owner thereof, including, without limitation, the right to exchange, in its discretion, any and all of the Pledged Securities and other Pledged Property upon any merger, consolidation, reorganization, recapitalization or other readjustment with respect thereto. Upon the exercise of any such rights, privileges or options by Pledgee, Pledgee shall have the right to deposit and deliver any and all of the Pledged Securities and other Pledged Property to any committee, depository, transfer agent, registrar or other designated agency upon such terms and conditions as Pledgee may determine, all without liability, except to account for property actually received by Pledgee. However, Pledgee shall have no duty to exercise any of the aforesaid rights, privileges or options (all of which are exercisable in the sole discretion of Pledgee) and shall not be responsible for any failure to do so or delay in doing so.

          (c)   In addition to all the rights and remedies of a secured party under the Uniform Commercial Code or other applicable law, Pledgee shall have the right, at any time and without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon Pledgors or any other person (all and each of which demands, advertisements and/or notices are hereby expressly waived to the extent permitted by applicable law), to proceed forthwith to collect, redeem, recover, receive, appropriate, realize, sell, or otherwise dispose of and deliver said Pledged Property or any part thereof in one or more lots at public or private sale or sales at any exchange, broker's board or at any of Pledgee's offices or elsewhere at such prices and on such terms as Pledgee may deem best. The foregoing disposition(s) may be for cash or on credit or for future delivery without assumption of any credit risk, with Pledgee having the right to purchase all or any part of said Pledged Property so sold at any such sale or sales, public or private, free of any right or equity of redemption in any Pledgor, which right or equity is hereby expressly waived or released by Pledgors to the extent permitted by applicable law. The proceeds of any such collection, redemption, recovery, receipt, appropriation, realization, sale or other disposition, after deducting all costs and expenses of every kind incurred relative thereto or incidental to the care, safekeeping or otherwise of any and all Pledged Property or in any way relating to the rights of Pledgee hereunder, including reasonable attorneys' fees and legal expenses, shall be applied first to the satisfaction of the Obligations (in the order provided in the Loan Agreement) and then to the payment of any other amounts required by applicable law, including Section 9-615 of the Uniform Commercial Code, with Pledgors to be and remain liable for any deficiency. Pledgors shall be jointly and severally liable to Pledgee for the payment on demand of all such costs and expenses, together with interest at the then highest applicable rate set forth in the Loan Agreement, and any reasonable attorneys' fees and legal expenses. Pledgors agree that ten (10) Business Days prior written notice by Pledgee designating the place and time of any public sale or of the time after which any private sale or other intended disposition of any or all of the Pledged Property is to be made, is reasonable notification of such matters.

          (d)   Pledgors recognize that Pledgee may be unable to effect a public sale of all or part of the Pledged Property by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the "Securities Act"), as now or hereafter in effect or in applicable Blue Sky or other state or foreign securities law, as now or hereafter in effect, but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Pledged Property for their own account for investment and not with a view to the distribution or resale thereof. If at the time of any sale of the Pledged Property or any part thereof, the same shall not, for any reason whatsoever, be effectively registered (if required) under the Securities Act (or applicable state or foreign securities law), as then in effect, Pledgee in its sole and absolute discretion is authorized to sell such Pledged Property or such part thereof by private sale in such manner and under such circumstances as Pledgee or its counsel may deem necessary or advisable in order that such sale may legally be effected without registration under the Securities Act or any applicable state or foreign securities law. Pledgors agree that private sales so made may be at prices and other terms less favorable to the seller than if such Pledged Property were sold at public sale, and that Pledgee has no obligation to delay the sale of any such Pledged Property for the period of time necessary to permit Issuers, even if Issuers would agree, to register such Pledged Property for public sale under such applicable securities laws. Pledgors agree that any private sales made under the foregoing circumstances shall be deemed to have been in a commercially reasonable manner.

          (e)   All of the Pledgee's rights and remedies, including, but not limited to, the foregoing and those otherwise arising under this Pledge Agreement, the Loan Agreement and the other Loan Documents, the instruments comprising the Pledged Property, applicable law or otherwise, shall be cumulative and not exclusive and shall be enforceable alternatively, successively or concurrently as Pledgee may deem expedient. No failure or delay on the part of Pledgee in exercising any of their respective options, powers or rights or partial or single exercise thereof, shall constitute a waiver of such option, power or right.

        6.    JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW

        (a)   The validity, interpretation and enforcement of this Pledge Agreement and the other Loan Documents and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York (without giving effect to principles of conflicts of law).

        (b)   Each Pledgor irrevocably consents and submits to the non-exclusive jurisdiction of the State and Federal Courts located in the County of New York, State of New York, and waives any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Pledge Agreement or any of the other Loan Documents or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Pledge Agreement or any of the other Loan Documents or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agrees that any dispute with respect to any such matters shall be heard only in the courts described above (except that Pledgee shall have the right to bring any action or proceeding against any Pledgor or its property in the courts of any other jurisdiction which Pledgee deems necessary or appropriate in order to realize on the Pledged Property or to otherwise enforce its rights against any Pledgor or its property).

        (c)   Each Pledgor hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth herein and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at Pledgee's option, by service upon such Pledgor in any other manner provided under the rules of any such courts. Within thirty (30) days after such service, such Pledgor shall appear in answer to such process, failing which such Pledgor shall be deemed in default and judgment may be entered by Pledgee against such Pledgor for the amount of the claim and other relief requested.

        (d)   EACH PLEDGOR HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS PLEDGE AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF PLEDGORS IN RESPECT OF THIS PLEDGE AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. EACH PLEDGOR HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY PLEDGOR OR PLEDGEE MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS PLEDGE AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

        (e)   Pledgee shall not have any liability to Pledgors or any individual Pledgor (whether in tort, contract, equity or otherwise) for losses suffered by Pledgors or any individual Pledgor in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Pledge Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Pledgee, that the losses were the result of acts or omissions constituting gross negligence or willful misconduct. In any such litigation, Pledgee shall be entitled to the benefit of the rebuttable presumption that Pledgee acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Pledge Agreement.

        7.    MISCELLANEOUS

        (a)   Each Pledgor agrees that at any time and from time to time upon the written request of Pledgee, such Pledgor shall execute and deliver or cause to be executed and delivered such further documents, including, but not limited to, irrevocable proxies or stock powers, in form satisfactory to counsel for Pledgee, and will take or cause to be taken such further acts as Pledgee may request in order to effect the purposes of this Pledge Agreement and perfect or continue the perfection of the security interest in the Pledged Property granted hereunder to Pledgee.

        (b)   Beyond the exercise of reasonable care to assure the safe custody of the Pledged Property (whether such custody is exercised by Pledgee, or Pledgee's nominee, agent or bailee) Pledgee or Pledgee's nominee, agents or bailees shall have no duty or liability to protect or preserve any rights pertaining thereto and shall be relieved of all responsibility for the Pledged Property upon surrendering it to Pledgor or foreclosure with respect thereto.

        (c)   All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing and otherwise as provided in Section 12 of the Loan Agreement.

        (d)   All references to the plural herein shall also mean the singular and to the singular shall also mean the plural. All references to Pledgors, Pledgee and Issuers pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns. The words "hereof," "herein," "hereunder," "this Pledge Agreement" and words of similar import when used in this Pledge Agreement shall refer to this Pledge Agreement as a whole and not any particular provision of this Pledge Agreement and as this Pledge Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced. For purposes of this Agreement, an Event of Default shall exist or continue or be continuing until such Event of Default is waived or otherwise cured in accordance with Section 7(g) hereof. All references to the term "Person" or "Persons" herein shall mean any individual, sole proprietorship, partnership, corporation (including, without limitation, any corporation which elects subchapter S status under the Internal Revenue Code of 1986, as amended), limited liability corporation, limited liability participation, business trust, statutory trust, unincorporated association, joint stock company, trust, joint venture or other entity or any government or any agency, instrumentality or political subdivision thereof.

        (e)   This Pledge Agreement, the other Loan Documents and any other document referred to herein or therein shall be binding upon Pledgors and their respective successors and assigns and inure to the benefit of and be enforceable by Pledgee and its successors and assigns. All obligations and liabilities of Pledgors or any individual Pledgor to Pledgee under this Pledge Agreement are and shall be joint and several.

        (f)    If any provision of this Pledge Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Pledge Agreement as a whole, but this Pledge Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

        (g)   Neither this Pledge Agreement nor any provision hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Pledgee. Pledgee shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and signed by an authorized officer of Pledgee. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Pledgee of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Pledgee would otherwise have on any future occasion, whether similar in kind or otherwise.

[SIGNATURES ON FOLLOWING PAGE]

        IN WITNESS WHEREOF, each Pledgor has executed this Pledge Agreement as of the day and year first above written.

AEGIS COMMUNICATIONS GROUP, INC.
By:	/s/ HERMAN M. SCHWARZ
Title:	President and Chief Executive Officer
IQI, INC.
By::	/s/ HERMAN M. SCHWARZ
Title:	President and Chief Executive Officer

STATE OF TEXAS	)
) ss.:
COUNTY OF DALLAS	)

        On this 13th day of December, 200, before me personally came Herman M. Schwarz, to me known, who being duly sworn, did depose and say, that he is the President and Chief Executive Officer of AEGIS COMMUNICATIONS GROUP, INC., the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.

/s/ MARY L. HARADER Notary Public
STATE OF TEXAS	)
) ss.:
COUNTY OF DALLAS	)

        On this 13th day of December, 200, before me personally came Herman M. Schwarz, to me known, who being duly sworn, did depose and say, that he is the President and Chief Executive Officer of IQI, INC., the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.

/s/ MARY L. HARADER Notary Public

EXHIBIT A
TO
STOCK PLEDGE AGREEMENT

ISSUER	JURISDICTION OF INCORPORATION	CERTIFICATE NUMBER	NUMBER OF SHARES	% of OWNERSHIP
AEGIS COMMUNICATIONS GROUP, INC. (Pledgor):
Advanced Telemarketing Corporation	Nevada			98.94%
IQI, Inc.	New York			100%
IQI, INC. (Pledgor):
Lexi International, Inc.	California			100%
InterServ Service Corporation	Delaware			100%
EBA Direct, Inc.	Canada			100%

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